•Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Nancy Lipson and Logan H. Hennessey, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as an Officer of Newmont Corporation) to the Annual Report on Form 10-K of Newmont Corporation for the fiscal year ended December 31, 2022 and any amendments thereto and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 23rd day of February 2023.

Signature	Title

/s/ Thomas R. Palmer	Director and Chief Executive Officer
Thomas R. Palmer	(Principal Executive Officer)

/s/ Brian C. Tabolt	Interim Chief Financial Officer
Brian C. Tabolt	(Principal Financial Officer)

/s/ Joshua L. Cage	Interim Controller and Chief Accounting Officer
Joshua L. Cage	(Principal Accounting Officer)

/s/ Patrick G. Awuah, Jr.	Director
Patrick G. Awuah, Jr.

/s/ Gregory H. Boyce	Non-Executive Chair
Gregory H. Boyce

/s/ Bruce R. Brook	Director
Bruce R. Brook

/s/ Maura J. Clark	Director
Maura J. Clark

/s/ Emma FitzGerald	Director
Emma FitzGerald

/s/ Mary Laschinger	Director
Mary Laschinger

/s/ José Manuel Madero	Director
José Manuel Madero

/s/ René Médori	Director
René Médori

/s/ Jane Nelson	Director
Jane Nelson

/s/ Julio M. Quintana	Director
Julio M. Quintana

/s/ Susan N. Story	Director
Susan N. Story